Exhibit 99.6 INTERNATIONAL FLAVORS & FRAGRANCES INC. UNAUDITED PRO-FORMA DATA (Dollars in thousands) Net Sales for 2002:

	As Reported	Germany and Switzerland Fruit Business	Pro-forma
Net Sales	2002	2002	2002

Flavors	$ 809.0	$ 50.7	$ 758.3
Fragrances	1,000.2	--	$ 1,000.2

Total Net Sales	$ 1,809.2	$ 50.7	$ 1,758.5

Pro-forma sales on a geographic basis:

	As Reported	Germany and Switzerland Fruit Business	Pro-form
Sales by Destination	2002	2002	2002

North America	$ 570.9	--	$ 570.9
Europe	671.4	50.7	620.7
Asia Pacific	290.9	--	290.9
Latin America	227.5	--	227.5
India	48.5	--	48.5

Total Net Sales	$ 1,809.2	$ 50.7	$ 1,758.5

Net Sales for 2003:

	As Reported	Germany and Switzerland Fruit Business	Pro-forma
Net Sales	2003	2003	2003

Flavors	$ 866.5	$ 65.3	$ 801.2
Fragrances	1,035.0	--	1,035.0

Total Net Sales	$ 1,901.5	$ 65.3	$ 1,836.2

Pro-forma sales on a geographic basis:

	As Reported	Germany and Switzerland Fruit Business	Pro-forma
Sales by Destination	2003	2003	2003

North America	$ 550.1	$ --	$ 550.1
Europe	761.7	65.3	696.4
Asia Pacific	311.9	--	311.9
Latin America	223.6	--	223.6
India	54.2	--	54.2

Total Net Sales	$ 1,901.5	$ 65.3	$ 1,836.2